EXHIBIT 23.3

PCAOB Registered Auditors – www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10-K of Parallax Health Sciences, Inc., of our report dated March 27, 2015 on our audit of the financial statements of Parallax Health Sciences, Inc. as of December 31, 2013 and 2014, and for the two-year period then ended, and the reference to us under the caption “Experts”.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

July 20, 2017

8250 W. Charleston Blvd., Suite 100 - Las Vegas, NV 89117 Phone: (888)727-8251 Fax: (888)782-2351